Exhibit 99.1

CPSI Announces Second Quarter 2016 Results

Company Announces Quarterly Cash Dividend of $0.34 Per Share

MOBILE, Ala.--(BUSINESS WIRE)--August 4, 2016--CPSI (NASDAQ: CPSI):

Highlights for Second Quarter 2016:

  Revenues of $68.4 million;
  Quarterly bookings of $24.2 million;
  GAAP earnings per diluted share of $0.15 and non-GAAP earnings per diluted share of $0.48;
  GAAP net income of $2.0 million and Adjusted EBITDA of $14.7 million;
  Cash used in operations of $9.3 million; and
  Quarterly dividend of $0.34 per share.

CPSI (NASDAQ: CPSI), a leading provider of healthcare information solutions, today announced results for the second quarter and six months ended June 30, 2016.

The Company also announced that its Board of Directors has declared a quarterly cash dividend of $0.34 (thirty-four cents) per share, payable on August 26, 2016, to stockholders of record as of the close of business on August 11, 2016.

Total revenues for the second quarter ended June 30, 2016, were $68.4 million, compared with total revenues of $47.1 million for the prior-year second quarter. Net income for the quarter ended June 30, 2016, was $2.0 million, or $0.15 per diluted share, compared with net income of $5.9 million, or $0.52 per diluted share, for the quarter ended June 30, 2015. Cash used by operations for the second quarter of 2016 was $9.3 million, compared with cash provided by operations of $3.8 million for the prior-year second quarter.

Total revenues for the six months ended June 30, 2016, were $138.1 million, compared with total revenues of $93.3 million for the prior-year period. Net income for the six months ended June 30, 2016, was $0.3 million, or $0.03 per diluted share, compared with $11.4 million, or $1.01 per diluted share, for the six months ended June 30, 2015. Cash used by operations for the first half of 2016 was $8.5 million, compared with cash provided by operations of $17.4 million for the prior-year period.

“Our results for the second quarter reflect today’s dynamic marketplace for community healthcare providers,” said Boyd Douglas, president and chief executive officer of CPSI. “As value-based care and reimbursement changes are underway, we are positioned better than ever to meet the growing needs of community hospitals and providers for solutions that will support that transformation and their success. Small and rural communities are the backbone of our country, and our continued focus is on helping those communities deliver quality healthcare. Whether they are coordinating care, engaging patients in preventive care or managing chronic disease, we now have solutions for community hospitals, as well as their providers and clinics, long-term care facilities, and assisted living facilities.”

Douglas continued, “There is plenty of noise in our market today as many community and hospital leaders are evaluating if they have the right solution and partner to address upcoming changes in healthcare delivery and reimbursement. While these decisions are happening more slowly than in the past, over the last six months, we have continued to experience a competitive win rate of greater than 50%. We are also maintaining a client retention rate of 97% in the Evident client base and 92% in the Healthland client base.

“Unlike other vendors in this market, we have a large pool of references and tangible, successful outcomes that are specific to small and rural hospitals. Just as importantly, with CPSI, these communities realize the collective power of being part of a large constituency of healthcare organizations and providers that share the same challenges and opportunities. While we see our acute and post-acute EHR platforms as foundational, we work every day with our 4,500 clients to identify additional opportunities to align our other services and solutions with their needs. As a result, our business management, consulting, and managed IT services revenue streams continued to exhibit sequential growth.”

Commenting on the Company's financial performance for the quarter, Matt Chambless, chief financial officer of CPSI, stated, “As a result of extended decision processes and a slowdown in add-on sales, we have seen an impact on our top-line growth for the quarter, which negatively affected our profitability, causing our quarterly results to miss our expectations.

“On the operational side, we continue to execute on our Healthland integration efforts and realize incremental cost synergies. Considering these savings in combination with additional revenue opportunities, we are confident that we have a clear path forward to improved profitability for the remainder of the year.”

In addressing the fluctuation in operating cash flows, Chambless said, “As evidenced by the sequential $13.3 million decline in accounts payable and other accrued liabilities, we made an investment in working capital. This was a one-time investment we saw as necessary for some key Healthland vendors that had extended accounts payable.”

The Company also announced that its Board of Directors approved a variable dividend policy for the payment of quarterly dividends. The policy provides for dividends on a trailing quarterly basis in an amount equal to 70% of the immediately prior quarter non-GAAP EPS, as such non-GAAP measure is described in this earnings release (rounded to the nearest cent). The declaration and payment of any dividends are at the sole discretion of the Board of Directors, who may decide to change the Company’s dividend policy at any time.

Commenting on the new dividend policy, Chambless noted, “As expected, the acquisition and related post-acquisition investment in working capital has consumed a significant portion of the cash reserves that our success over the past several years has allowed us to build. As our business strategy continues to evolve, our Board elected to adopt a dividend policy that provides the Company the flexibility to pay off debt more quickly and to increase our investment in new solutions across all of the CPSI companies.”

Regarding CPSI’s 2016 Guidance, as revised, Chambless added, “Although we now find ourselves in the enviable position of recurring revenues with an annual run rate in excess of $200 million, we continue to derive a significant portion of our revenues from non-recurring sales of our EHR products and solutions. These revenues are heavily influenced by shifting market dynamics within the community healthcare market and are subject to ever increasing volatility based on license mix between traditional perpetual license arrangements and other license arrangements providing for recurring revenue accounting models (such as SaaS, subscription, and Cloud EHR). Because of the high degree of volatility these factors have on non-recurring sales of our EHR products and solutions, we have decided to retract our 2016 Guidance, as revised, and will cease providing revenue and earnings guidance going forward.”

Douglas concluded, “As always, our focus is squarely on long-term goals and results for our clients, shareholders and company. We view the factors that have affected our results in the first half of the year as short-term, and they will not distract us from staying the course as we continue to successfully deliver solutions and services that will help improve community healthcare now and in the future.”

CPSI will hold a live webcast to discuss second quarter 2016 results today, Thursday, August 4, 2016, at 4:30 p.m. Eastern time. A 30-day online replay will be available approximately one hour following the conclusion of the live webcast. To listen to the live webcast or access the replay, visit the Company's website, www.cpsi.com.

About CPSI

CPSI is a leading provider of healthcare IT solutions and services for rural and community hospitals and post-acute care facilities. Founded in 1979, CPSI is the parent of five companies – Evident, LLC, TruBridge, LLC, Healthland Inc., American HealthTech, Inc., and Rycan Technologies, Inc. Our combined company is focused on helping improve the health of the communities we serve, connecting communities for a better patient care experience, and improving the financial operations of our customers. Evident provides comprehensive EHR solutions and services for rural and community hospitals. TruBridge focuses exclusively on providing business management, consulting and managed IT services to rural and community healthcare organizations, regardless of their IT vendor. Healthland provides integrated technology solutions and services to small rural and critical access hospitals. American HealthTech is one of the nation's largest providers of financial and clinical technology solutions and services for post-acute care facilities. Rycan provides revenue cycle management workflow and automation software to hospitals, healthcare systems, and skilled nursing organizations. For more information, visit www.cpsi.com, www.evident.com, www.trubridge.com, www.healthland.com, www.healthtech.net, or www.rycan.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements can be identified generally by the use of forward-looking terminology and words such as "expects," "anticipates," "estimates," "believes," "predicts," "intends," "plans," "potential," "may," "continue," "should," "will" and words of comparable meaning. Without limiting the generality of the preceding statement, all statements in this press release relating to estimated and projected earnings, margins, costs, expenditures, cash flows, growth rates and future financial results are forward-looking statements. We caution investors that any such forward-looking statements are only predictions and are not guarantees of future performance. Certain risks, uncertainties and other factors may cause actual results to differ materially from those projected in the forward-looking statements. Such factors may include: overall business and economic conditions affecting the healthcare industry, including the potential effects of the federal healthcare reform legislation enacted in 2010, and implementing regulations, on the businesses of our hospital customers; government regulation of our products and services and the healthcare and health insurance industries, including changes in healthcare policy affecting Medicare and Medicaid reimbursement rates and qualifying technological standards; changes in customer purchasing priorities, capital expenditures and demand for information technology systems; saturation of our target market and hospital consolidations; general economic conditions, including changes in the financial and credit markets that may affect the availability and cost of credit to us or our customers; our substantial indebtedness, and our ability to incur additional indebtedness in the future; our inability to generate sufficient cash in order to meet our debt service obligations; restrictions on our current and future operations because of the terms of our senior secured credit facilities; market risks related to interest rate changes; our ability to successfully integrate the businesses of Healthland, American HealthTech and Rycan with our business and the inherent risks associated with any potential future acquisitions; competition with companies that have greater financial, technical and marketing resources than we have; failure to develop new or enhance current technology and products in response to market demands; failure of our products to function properly resulting in claims for losses; breaches of security and viruses in our systems resulting in customer claims against us and harm to our reputation; failure to maintain customer satisfaction through new product releases or enhancements free of undetected errors or problems; interruptions in our power supply and/or telecommunications capabilities, including those caused by natural disaster; our ability to attract and retain qualified customer service and support personnel; failure to properly manage growth in new markets we may enter; misappropriation of our intellectual property rights and potential intellectual property claims and litigation against us; changes in accounting principles generally accepted in the United States; fluctuations in quarterly financial performance due to, among other factors, timing of customer installations; and other risk factors described from time to time in our public releases and reports filed with the Securities and Exchange Commission, including, but not limited to, our most recent Annual Report on Form 10-K. Relative to our dividend policy, the payment of cash dividends is subject to the discretion of our Board of Directors and will be determined in light of then-current conditions, including our earnings, our operations, our financial conditions, our capital requirements and other factors deemed relevant by our Board of Directors. In the future, our Board of Directors may change our dividend policy, including the frequency or amount of any dividend, in light of then-existing conditions. We also caution investors that the forward-looking information described herein represents our outlook only as of this date, and we undertake no obligation to update or revise any forward-looking statements to reflect events or developments after the date of this press release.

COMPUTER PROGRAMS AND SYSTEMS, INC.
Unaudited Condensed Consolidated Statements of Income
(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Sales revenues:
System sales and support	$50,561	$30,810	$102,941	$61,927
Business management, consulting and managed IT services	17,854	16,276	35,117	31,399
Total sales revenues	68,415	47,086	138,058	93,326

Costs of sales:
System sales and support	23,367	13,913	47,229	27,301
Business management, consulting and managed IT services	9,913	8,458	19,440	16,864
Total costs of sales	33,280	22,371	66,669	44,165

Gross profit	35,135	24,715	71,389	49,161

Operating expenses:
Product development	8,179	3,570	15,369	7,152
Sales and marketing	6,717	4,740	13,447	9,331
General and administrative	12,352	8,019	31,555	16,458
Amortization of acquisition-related intangibles	2,624	–	4,979	–
Total operating expenses	29,872	16,329	65,350	32,941

Operating income	5,263	8,386	6,039	16,220

Other income (expense):
Other income	69	115	68	198
Interest expense	(1,642)	–	(3,110)	–
Total other income (expense)	(1,573)	115	(3,042)	198

Income before taxes	3,690	8,501	2,997	16,418
Provision for income taxes	1,694	2,598	2,664	5,007
Net income	$1,996	$5,903	$333	$11,411

Net income per common share - basic and diluted	$0.15	$0.52	$0.03	$1.01

Weighted average shares outstanding used in per common share computations:
Basic	13,317	11,079	13,171	11,066
Diluted	13,365	11,079	13,227	11,066

COMPUTER PROGRAMS AND SYSTEMS, INC.
Condensed Consolidated Balance Sheets
(in thousands, except per share data)

	June 30, 2016	Dec. 31, 2015
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$3,824	$24,951
Investments	-	10,824
Accounts receivable, net of allowance for doubtful accounts of $1,944 and $1,216, respectively	30,620	22,594
Financing receivables, current portion, net	10,741	10,576
Inventories	1,721	1,495
Deferred tax assets	-	2,335
Prepaid income taxes	-	427
Prepaid expenses and other	4,342	1,356
Total current assets	51,248	74,558

Property and equipment, net	13,911	14,351
Financing receivables, net of current portion	4,038	1,569
Intangible assets, net	112,321	-
Goodwill	166,109	-
Deferred tax assets	279	2,310
Total assets	$347,906	$92,788

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$8,169	$4,591
Current portion of long-term debt	4,002	-
Deferred revenue	11,446	3,821
Accrued vacation	5,063	3,412
Income taxes payable	196	-
Other accrued liabilities	9,394	5,598
Total current liabilities	38,270	17,422

Long-term debt, less current portion	151,337	-

Stockholders' equity:
Common stock, par value $0.001 per share, 30,000 shares authorized, 13,533 and 11,303 shares issued and outstanding	13	11
Additional paid-in capital	143,991	44,187
Accumulated other comprehensive loss	-	(38)
Retained earnings	14,295	31,206
Total stockholders' equity	158,299	75,366
Total liabilities and stockholders' equity	$347,906	$92,788

COMPUTER PROGRAMS AND SYSTEMS, INC.
Unaudited Condensed Consolidated Statements of Cash Flows
(in thousands)

	Six Months Ended June 30,
	2016	2015
Operating activities:
Net income	$333	$11,411
Adjustments to net income:
Provision for bad debt	451	(339)
Deferred taxes	1,748	(494)
Stock-based compensation	2,877	2,615
Excess tax benefit from stock-based compensation	(244)	(8)
Depreciation	1,740	1,827
Intangible amortization	4,979	–
Amortization of deferred finance costs	330	–
Changes in operating assets and liabilities:
Accounts receivable	(2,564)	1,328
Financing receivables	(574)	4,152
Inventories	(10)	79
Prepaid expenses and other	242	(1,079)
Accounts payable	(4,260)	877
Deferred revenue	(8,573)	(1,203)
Other liabilities	(5,825)	(350)
Income taxes payable/prepaid income taxes	868	(1,401)
Net cash (used in) provided by operating activities	(8,482)	17,415

Investing activities:
Purchases of property and equipment	(39)	(447)
Purchases of investments	–	(43)
Purchase of business, net of cash received	(162,611)	–
Sale of investments	10,861	–
Net cash used in investing activities	(151,789)	(490)

Financing activities:
Dividends paid	(17,244)	(14,476)
Proceeds from long-term debt	156,572	–
Payments of long-term debt	(1,562)	–
Proceeds from stock option exercise	1,134	–
Excess tax benefit from stock-based compensation	244	8
Net cash provided by (used in) financing activities	139,144	(14,468)

Net (decrease) increase in cash and cash equivalents	(21,127)	2,457

Cash and cash equivalents, beginning of period	24,951	23,792
Cash and cash equivalents, end of period	$3,824	$26,249

	COMPUTER PROGRAMS AND SYSTEMS, INC.
	Unaudited Other Supplemental Information
	Consolidated Bookings
	(in thousands)

		Three Months Ended June 30,		Six Months Ended June 30,
		2016	2015	2016	2015
	System sales and support(1)	$18,682	$12,756	$38,586	$27,906
	Business management, consulting and managed IT services(2)	5,508	5,582	8,513	10,153
	Total	$24,190	$18,338	$47,099	$38,059

(1)	Generally calculated as the total contract price (for system sales) and annualized contract value (support).
(2)	Generally calculated as the total contract price (for non-recurring, project-related amounts) and annualized contract value (for recurring amounts).

COMPUTER PROGRAMS AND SYSTEMS, INC.
Reconciliation of Non-GAAP Financial Measures
(in thousands, except per share data)

Adjusted EBITDA	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Net income, as reported	$1,996	$5,903	$333	$11,411
Deferred revenue and other acquisition-related adjustments	1,710	-	1,710	-
Depreciation expense	888	916	1,740	1,827
Amortization of acquisition-related intangible assets	2,624	-	4,979	-
Stock-based compensation	1,494	1,178	2,877	2,615
Transaction-related costs	453	-	8,018	-
Interest expense and other, net	1,573	(115)	3,042	(198)
Provision for income taxes, net of cash benefits from NOL utilization	3,912	2,598	5,172	5,007
Adjusted EBITDA	$14,650	$10,480	$27,871	$20,662

Non-GAAP Net Income and Non-GAAP Earnings Per Share ("EPS")	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Net income, as reported	$1,996	$5,903	$333	$11,411
Pre-tax adjustments for Non-GAAP EPS:
Deferred revenue and other adjustments	1,710	-	1,710	-
Amortization of acquisition-related intangible assets	2,624	-	4,979	-
Stock-based compensation	1,494	1,178	2,877	2,615
Transaction-related costs	453	-	8,018	-
Non-cash interest expense	171	-	329	-
After-tax adjustments for Non-GAAP EPS:
Tax-effect of pre-tax adjustments, at 35%	(2,258)	(412)	(6,270)	(915)
Tax-effect of non-deductible transaction-related costs	256	-	1,470	-
Non-GAAP net income	$6,446	$6,669	$13,446	$13,111

Weighted average shares outstanding, diluted	13,365	11,079	13,227	11,066

Non-GAAP EPS	$0.48	$0.60	$1.02	$1.18

Explanation of Non-GAAP Financial Measures

We report our financial results in accordance with accounting principles generally accepted in the United States of America, or “GAAP.” However, management believes that, in order to properly understand our short-term and long-term financial and operational trends, investors may wish to consider the impact of certain non-cash or non-recurring items, when used as a supplement to financial performance measures that are prepared in accordance with GAAP. These items result from facts and circumstances that vary in frequency and impact on continuing operations. Management uses these non-GAAP financial measures in order to evaluate the operating performance of the Company and compare it against past periods, make operating decisions, and serve as a basis for strategic planning. These non-GAAP financial measures provide management with additional means to understand and evaluate the operating results and trends in our ongoing business by eliminating certain non-cash expenses and other items that management believes might otherwise make comparisons of our ongoing business with prior periods more difficult, obscure trends in ongoing operations, or reduce management’s ability to make useful forecasts. In addition, management understands that some investors and financial analysts find these non-GAAP financial measures helpful in analyzing our financial and operational performance and comparing this performance to our peers and competitors.

As such, to supplement the GAAP information provided, we present in this press release the following non-GAAP financial measures: Adjusted EBITDA, Non-GAAP net income, and Non-GAAP earnings per share (“EPS").

We calculate each of these non-GAAP financial measures as follows:

  Adjusted EBITDA – Adjusted EBITDA consists of GAAP net income (loss) as reported and adjusts for: (i) deferred revenue and other adjustments arising from purchase allocation adjustments related to the Healthland acquisition; (ii) depreciation; (iii) amortization of acquisition-related intangible assets; (iv) stock-based compensation; (v) non-recurrent expenses and transaction-related costs; (vi) interest expense and other, net; and (vii) the provision for income taxes, net of the cash benefits derived from the utilization of net operating loss carryforwards acquired in the Healthland acquisition.
  Non-GAAP net income – Non-GAAP net income consists of GAAP net income (loss) as reported and adjusts for (i) deferred revenue and other adjustments arising from purchase allocation adjustments related to the Healthland acquisition; (ii) amortization of acquisition-related intangible assets; (iii) stock-based compensation; (iv) non-recurrent expenses and transaction-related costs; (v) non-cash charges to interest expense and other; and (vi) the total tax effect of items (i) through (v). Adjustments to Non-GAAP net income also includes the after-tax effect of non-deductible transaction-related costs.
  Non-GAAP EPS – Non-GAAP EPS consists of Non-GAAP net income, as defined above, divided by weighted average shares outstanding (diluted) in the applicable period.

Certain of the items excluded or adjusted to arrive at these non-GAAP financial measures are described below:

  Deferred revenue and other adjustments – Deferred revenue and other adjustments includes acquisition-related deferred revenue adjustments, which reflect the fair value adjustments to deferred revenues acquired in business acquisitions. The fair value of deferred revenue represents an amount equivalent to the estimated cost plus an appropriate profit margin, to perform services related to the acquiree's software and product support, which assumes a legal obligation to do so, based on the deferred revenue balances as of the acquisition date. We add back deferred revenue and other adjustments for non-GAAP financial measures because we believe the inclusion of this amount directly correlates to the underlying performance of our operations.
  Amortization of acquisition-related intangible assets – Acquisition-related amortization expense is a non-cash expense arising primarily from the acquisition of intangible assets in connection with acquisitions or investments. We exclude acquisition-related amortization expense from non-GAAP financial measures because we believe (i) the amount of such expenses in any specific period may not directly correlate to the underlying performance of our business operations and (ii) such expenses can vary significantly between periods as a result of new acquisitions and full amortization of previously acquired intangible assets. Investors should note that the use of these intangible assets contributed to revenue in the periods presented and will contribute to future revenue generation, and the related amortization expense will recur in future periods.

  Stock-based compensation – Stock-based compensation expense is a non-cash expense arising from the grant of stock-based awards. We exclude stock-based compensation expense from non-GAAP financial measures because we believe (i) the amount of such expenses in any specific period may not directly correlate to the underlying performance of our business operations and (ii) such expenses can vary significantly between periods as a result of the timing and valuation of grants of new stock-based awards, including grants in connection with acquisitions. Investors should note that stock-based compensation is a key incentive offered to employees whose efforts contributed to the operating results in the periods presented and are expected to contribute to operating results in future periods, and such expense will recur in future periods.
  Non-recurring expenses and transaction-related costs – Non-recurring expenses relate to certain severance and other charges incurred in connection with activities that are considered one-time. Transaction-related costs are the non-recurring costs related to specific acquisitions (such as the Healthland acquisition). We exclude non-recurring expenses and transaction-related costs from non-GAAP financial measures because we believe (i) the amount of such expenses in any specific period may not directly correlate to the underlying performance of our business operations and (ii) such expenses can vary significantly between periods.
  Non-cash charges to interest expense and other – Non-cash charges to interest expense and other includes amortization of deferred debt issuance costs. We exclude non-cash charges to interest expense and other from non-GAAP financial measures because we believe these non-cash amounts relate to specific transactions and, as such, may not directly correlate to the underlying performance of our business operations.
  Cash benefits derived from the utilization of net operating loss carryforwards acquired in the Healthland acquisition – A significant portion of the fair value of the assets we acquired in the Healthland acquisition is comprised of federal and state net operating loss carryforwards of the acquired entities. We add utilized amounts in computing adjusted EBITDA to reflect the cash benefit received by the Company from the utilization of these significant assets as such benefits are generally excluded from GAAP measures of financial performance.
  After-tax effect of non-deductible transaction-related costs – Certain transaction costs incurred in the Healthland acquisition are non-deductible for federal income tax purposes as they are considered facilitative costs of the specific transaction. Similar to the treatment of non-recurring expenses and transaction-related costs, we exclude the after-tax effect of non-deductible transaction-related costs from non-GAAP net income because we believe (i) the amount of such expenses in any specific period may not directly correlate to the underlying performance of our business operations and (ii) such expenses can vary significantly between periods.

Management considers these non-GAAP financial measures to be important indicators of our operational strength and performance of our business and a good measure of our historical operating trends, in particular the extent to which ongoing operations impact our overall financial performance. In addition, management may use Adjusted EBITDA, Non-GAAP net income and/or Non-GAAP EPS to measure the achievement of performance objectives under the Company’s stock and cash incentive programs. Note, however, that these non-GAAP financial measures are performance measures only, and they do not provide any measure of cash flow or liquidity. Non-GAAP financial measures are not alternatives for measures of financial performance prepared in accordance with GAAP and may be different from similarly titled non-GAAP measures presented by other companies, limiting their usefulness as comparative measures. Non-GAAP financial measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP. Additionally, there is no certainty that we will not incur expenses in the future that are similar to those excluded in the calculation of the non-GAAP financial measures presented in this press release. Investors and potential investors are encouraged to review the “Reconciliation of Non-GAAP Financial Measures” above.

CONTACT:
CPSI
Boyd Douglas, 251-639-8100
President and Chief Executive Officer